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Exhibit 3(iii)

AMENDMENT TO
AMENDED AND RESTATED BYLAWS
OF CIBER, INC.

(Amendment adopted February 18, 2003)

1.
Article II, Section 1 is hereby amended and restated in its entirety to read as follows:

"Section 1. Annual Meetings.

        The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be designated from time to time by the board of directors. Each such annual meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the board of directors. Any annual meeting of stockholders may be adjourned from time to time and place to place until its business is completed."

2.
Article II, Section 2 is hereby amended and restated in its entirety to read as follows:

"Section 2. Business Conducted at Meetings.

        (a)  To be properly brought before an annual meeting, any business (other than director nominations) must be (x) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (y) otherwise properly brought before the meeting by or at the direction of the board of directors, or (z) otherwise properly brought before the meeting by a stockholder (A) who is a stockholder of record on the date of the giving of the notice provided in this Section 2(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2(a). For business to be considered properly brought before the meeting by a stockholder, such stockholder must, in addition to any other applicable requirements, have given timely notice and in proper form of such stockholder's intent to bring such business before such meeting.

        To be timely, a stockholder's notice must be in proper written form and must be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation, not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the commencement of the preceding year's annual meeting.

        To be in proper form, a stockholder's notice to the secretary shall set forth:

          (i)  the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder;

        (ii)  a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

        (iii)  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and

        (iv)  any material interest of the stockholder in such business.

        Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 2(a). The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2(a), and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        (b)  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation. To be properly brought before an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of directors must be specified in the notice of meeting (or any supplement thereto), (x) made by or at the direction of the board of directors, or (y) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided in this Section 2(b) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2(b).

        To be timely, a stockholder's notice must be in proper written form and must be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation, not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the commencement of the preceding year's annual meeting.

        To be in proper form, a stockholder's notice to the secretary shall set forth:

          (i)  as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such person, and (D) any other information relating to such person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and

        (ii)  as to the stockholder giving the notice, (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporations which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as director if elected.

        No person shall be eligible for election by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2(b). The presiding officer at such meeting may, if the facts warrant, determine and declare to the meeting that the nomination was defective and such defective nomination shall be disregarded."

3.
Article II, Section 5 is hereby amended and restated in its entirety to read as follows:

"Section 5. Notice of Meeting.

        Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, and the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by statute or the Certificate of Incorporation. Such notice shall be given either personally or by mail, prepaid telegram, telex, facsimile transmission, cablegram, radiogram, or any other means or manner permitted under the Delaware General Corporation Law (including without limitation Sections 232 and 233 thereunder), to the stockholders of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock records of the Corporation. If given personally or otherwise than by mail, such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder's address as it appears on the stock records of the Corporation or when directed to the proper facsimile number, electronic mail address or other proper electronic destination."

4.
Article II, Section 7 is hereby amended and restated in its entirety to read as follows:

"Section 7. Voting List.

        The secretary shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network (in accordance with the requirements of Section 219 of the Delaware General Corporation Law), or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting."

6.
Article II, Section 8 is hereby amended and restated in its entirety to read as follows:

"Section 8. Quorum.

        Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, notwithstanding the prior paragraph and except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum."

CERTIFICATE OF SECRETARY OF
CIBER, INC.

The undersigned certifies:

        That the undersigned is the duly elected and acting Secretary of CIBER, Inc., a Delaware corporation (the "Corporation"); and

        That the foregoing Amendment to the Amended and Restated Bylaws of CIBER, Inc. was duly adopted by the Board of Directors of CIBER, Inc., effective on the 18th day of February, 2003.

        IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 18th day of February, 2003.

Mac Slingerlend, Secretary

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  Exhibit 3(iii)
AMENDMENT TO AMENDED AND RESTATED BYLAWS OF CIBER, INC.
CERTIFICATE OF SECRETARY OF CIBER, INC.